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Exhibit 21

                              HUBBELL INCORPORATED
                                AND SUBSIDIARIES

                       LISTING OF SIGNIFICANT SUBSIDIARIES

                                                         State or Other        Percentage
                                                         Jurisdiction of         Owned By
                                                         Incorporation          Registrant
                                                         -------------          ----------
Anderson Electrical Products, Inc.                         Delaware                100%

The Kerite Company                                         Connecticut             100%

Hubbell, Ltd.                                              England                 100%

Hubbell Canada Inc.                                        Canada                  100%

The Ohio Brass Company                                     Delaware                100%

Hubbell Incorporated (Delaware)                            Delaware                100%

Hubbell Industrial Controls, Inc.                          Delaware                100%

Gleason Reel Corp.                                         Delaware                100%

Harvey Hubbell Caribe, Inc.                                Delaware                100%

Hubbell Lighting, Inc.                                     Connecticut             100%

Pulse Communications, Inc.                                 Virginia                100%

Hipotronics, Inc.                                          Delaware                100%

A. B. Chance Industries, Inc.                              Delaware                100%

Fargo Mfg. Company, Inc.                                   New York                100%